SCHEDULE 14A INFORMATION

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Barnes & Noble, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2003
ELECTION OF DIRECTORS
PROPOSAL 1
Information Concerning the Directors and Nominees
Meetings and Committees of the Board
Compensation of Directors
Executive Officers
Security Ownership of Certain Beneficial Owners and Management
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Employees’ Retirement Plan
Employment Agreements
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Independent Accountants
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
PROPOSAL 2
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER MATTERS

122 Fifth Avenue
New York, New York 10011

April 23, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Barnes & Noble, Inc. The meeting will be held at 9:00 a.m., Eastern Standard Time, on Wednesday, June 4, 2003 at Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York.

      Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

Sincerely,

MICHAEL N. ROSEN
Secretary

122 Fifth Avenue
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2003

       The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the “Company”) will be held at Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York, at 9:00 a.m., Eastern Standard Time, on Wednesday, June 4, 2003 for the following purposes:

1.	To elect three Directors to serve until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending January 31, 2004; and

3.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

      Only holders of record of Common Stock as of the close of business on April 16, 2003 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

MICHAEL N. ROSEN
Secretary

New York, New York
April 23, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE

COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

BARNES & NOBLE, INC.

122 Fifth Avenue
New York, New York 10011

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2003

INTRODUCTION

      This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about April 23, 2003 in connection with the solicitation by the Board of Directors of Barnes & Noble, Inc., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on June 4, 2003 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the ratification of the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending January 31, 2004 (collectively, the “Proposals”), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

      Only holders of record of the Company’s voting securities as of the close of business on April 16, 2003 are entitled to notice of and to vote at the Meeting. As of the record date, 64,954,168 shares of Common Stock, par value $.001 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

      The three nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until the 2006 annual meeting of stockholders. The proposal to ratify the appointment of the Company’s independent certified public accountants, and all other matters that may be voted on at the Meeting, will be decided by the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto. It should be noted that all of the Directors and executive officers of the Company, together with principal stockholders of the Company with which they are affiliated, own or control the voting power of approximately 20.1% of the Common Stock outstanding as of March 31, 2003, and have advised the Company that they intend to vote in favor of all of the Proposals.

      A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

      The Board of Directors currently consists of nine Directors. The Directors currently are divided into three classes, consisting of three members whose terms expire at the Meeting, three members whose terms expire at the 2004 annual meeting of stockholders and three members whose terms expire at the 2005 annual meeting of stockholders.

      Background information with respect to the Board of Directors and nominees for election as Directors, all of whom are incumbent Directors, appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

		Director
Name	Age	Since	Position

Leonard Riggio	62	1986	Founder and Chairman of the Board
Stephen Riggio	48	1997	Vice Chairman and Chief Executive Officer
Matthew A. Berdon(2)(3)	83	1992	Director
Michael J. Del Giudice(3)	60	1999	Director
William Dillard II(1)	58	1993	Director
Irene R. Miller	51	1995	Director
Margaret T. Monaco(2)	55	1995	Director
Michael N. Rosen	62	1986	Secretary and Director
William Sheluck, Jr.(1)(2)(3)	62	1993	Director

(1)	Member of Nominating Committee

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

      At the Meeting, three Directors will be elected, each to hold office for a term of three years and until his or her successor is elected and qualified. William Dillard II, Irene R. Miller and Michael N. Rosen are nominees for election as Directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2006. The terms of Leonard Riggio, Michael J. Del Giudice and William Sheluck, Jr. expire in 2004, and the terms of Stephen Riggio, Matthew A. Berdon and Margaret T. Monaco expire in 2005. Each of the nominees has consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors.

     Nominees for Election as Director

      The following individuals are nominees for Director at the Meeting:

      William Dillard, II has been a Director of the Company since November 1993. Mr. Dillard has been the Chief Executive Officer of Dillard’s, Inc. (“Dillard’s”) since May 1998 and he has been a director of Dillard’s since 1968. He was appointed Chairman of Dillard’s in May 2002. Mr. Dillard is also a member of JPMorganChase & Co. National Advisory Board, JPMorganChase & Co. Dallas Region Advisory Board and a director of Acxiom Corp.

      Irene R. Miller has been a Director of the Company since May 1995. Ms. Miller has been the Chief Executive Officer of Akim, Inc., an investment management and consulting firm, since July 1997 and until June 1997 she was Vice Chairman and Chief Financial Officer of the Company. She joined the Company in January 1991 and held various positions until she was appointed Chief Financial Officer in September 1993 and Vice Chairman in September 1995. Ms. Miller is also a director of Coach, Inc., Inditex, S.A., Oakley, Inc. and The Body Shop International Plc.

      Michael N. Rosen has been Secretary and a Director of the Company since its inception in 1986 and the Chairman of the New York office of Bryan Cave LLP since their July 2002 combination with Robinson Silverman Pearce Aronsohn & Berman LLP (“Robinson Silverman”), counsel to the Company. Prior to that, Mr. Rosen was Chairman of Robinson Silverman for more than the past five years. Mr. Rosen is also a director of GameStop Corp. (“GameStop”), the public company that operates the Company’s retail video-game business, barnesandnoble.com inc. (“Barnes & Noble.com”), the public company that operates the Company’s online retailer, Barnes & Noble College Bookstores, Inc. (“B&N College”), one of the nation’s largest operators of college books, and MBS Textbook Exchange, Inc. (“MBS”), one of the nation’s largest wholesalers of college textbooks.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

     Other Directors whose Terms of Office Continue after the Meeting

      Leonard Riggio is the founder of the Company and has been Chairman of the Board and a principal stockholder of the Company since its inception in 1986. Mr. Riggio has also been Chairman of the Board of Barnes & Noble.com since its inception in February 1997. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of B&N College. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS. Mr. Riggio is also a director of GameStop.

      Stephen Riggio has been a Director of the Company since September 1993, was appointed Vice Chairman of the Company in December 1997, and was named Chief Executive Officer of the Company in February 2002. Mr. Riggio was Chief Operating Officer of the Company from February 1995 until December 1997. Since January 2000, he has been Vice Chairman of Barnes & Noble.com. Mr. Riggio has been a director of Barnes & Noble.com since its inception in February 1997. Mr. Riggio is Leonard Riggio’s brother.

      Matthew A. Berdon has been a Director of the Company since June 1992. Since January 2003, Mr. Berdon has been the Senior Partner of the financial consulting firm F. B. & Co., LLP. From January 1998 through December 2002, Mr. Berdon was the Chairman of the New York Division of the accounting firm of Urbach, Kahn & Werlin. Prior to that, he was a partner in the certified public accounting firm of Ferro Berdon & Company.

      Michael J. Del Giudice has been a Director of the Company since 1999. Mr. Del Giudice is a co-founder and Senior Managing Director at Millennium Credit Markets LLC, an investment banking firm specializing in acquiring and financing real estate, corporate and project finance properties. From 1986 to 1996, Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC. He is a member of the Board of Directors of the Consolidated Edison Company of New York, Inc. and Earth Alliance Inc. He is Chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group. Mr. Del Giudice was Chief-of-Staff to New York Governor Mario Cuomo from 1983 to 1985, Director of State operations for Governor Hugh Carey from 1979 to 1981 and Chief-of-Staff to the Assembly Speaker from 1975 to 1979. Mr. Del Giudice was Chairman of the Board of Orange & Rockland Utilities Corp. from 1997 to 1999.

      Margaret T. Monaco has been a Director of the Company since May 1995. Ms. Monaco has been the Chief Operating Officer of Merrill Lynch Ventures, LLC and KECALP, Inc., wholly owned subsidiaries of Merrill Lynch & Co., Inc., since November 1999. She had been the Chief Administrative Officer from April 1998 to November 1999. Merrill Lynch Ventures, LLC and KECALP, Inc., are General Partners for a number of limited partnerships which are operated exclusively for the benefit of Merrill Lynch employees. Ms. Monaco had been the Principal of Probus Advisors, a management and financial consulting firm, from July 1993 to April 1998, and Vice President and Treasurer of The Limited Inc. prior to July 1993.

      William Sheluck, Jr. has been a Director of the Company since November 1993. Mr. Sheluck formerly was the President, Chief Executive Officer and a director of Nationar, a New York State-chartered commercial bank providing services to financial institutions and corporations, from 1983 until his retirement in April 1993. Mr. Sheluck is a Chartered Financial Analyst.

Meetings and Committees of the Board

      The Board of Directors met five times during the fiscal year ended February 1, 2003 (“fiscal 2002”). All Directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during fiscal 2002.

      The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

      Audit Committee. The Audit Committee has the principal function of reviewing the adequacy of the Company’s internal system of accounting controls, conferring with the independent certified public accountants concerning the scope of their examination of the books and records of the Company, recommending to the Board of Directors the appointment of independent certified public accountants, reviewing related party transactions and considering other appropriate matters regarding the financial affairs of the Company. The Board has adopted a written charter setting out the audit-related functions of the Audit Committee. The current members of the Audit Committee are Messrs. Sheluck (Chairman), Berdon and Del Giudice, none of whom is, or has ever been, an officer or employee of the Company and are all considered “Independent” for the purposes of the New York Stock Exchange listing standards. The Audit Committee met 11 times during fiscal 2002.

      Compensation Committee. The principal function of the Compensation Committee is to make recommendations to the Board of Directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for determining grants of options to purchase Common Stock and for determining grants of restricted shares of Common Stock under the Company’s 1996 Incentive Plan. The current members of the Compensation Committee are Mr. Berdon (Chairman), Ms. Monaco and Mr. Sheluck, none of whom is, or has ever been, an officer or employee of the Company. The Compensation Committee met two times during fiscal 2002.

      Nominating Committee. The function of the Nominating Committee is to seek qualified individuals to serve as Directors of the Company. The Nominating Committee met once during fiscal 2002. The Nominating Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by stockholders, and makes recommendations to the Board regarding such candidates. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The current members of the Nominating Committee are Messrs. Dillard and Sheluck.

      See our corporate Web site (www.barnesandnobleinc.com) for a description of the Company’s strategic planning process and the Board of Directors’ involvement in that process.

Compensation of Directors

      Non-employee Directors received a fee of $30,000 with no additional fees for attendance at Board or committee meetings during fiscal 2002. In addition, on March 13, 2003 each non-employee Director (with one exception) was granted options to purchase 20,000 shares of Common Stock with a per share exercise price of $15.95 (fair market value as of the grant date), vesting annually in equal amounts on the first through fourth anniversaries of the grant date. All Directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings. At the Company’s Board of Directors meeting held in March 2003, annual compensation of non-employee Directors was increased to $40,000, with Audit Committee members entitled to receive an additional $20,000 in annual compensation, and annual compensation for the Chairmen of the Audit Committee and the Compensation Committee was increased to $70,000.

Executive Officers

      The Company’s executive officers, as well as additional information with respect to such persons, is set forth in the table below:

Name	Age	Position

Leonard Riggio	62	Founder and Chairman of the Board
Stephen Riggio	48	Vice Chairman and Chief Executive Officer
Mitchell S. Klipper	45	Chief Operating Officer
J. Alan Kahn	56	President of the Barnes & Noble Publishing Group
Lawrence S. Zilavy	52	Chief Financial Officer
William F. Duffy	47	Executive Vice President of Distribution and Logistics
Mary Ellen Keating	46	Senior Vice President, Corporate Communications and Public Affairs
David S. Deason	44	Vice President of Barnes & Noble Development
Gary King	45	Vice President and Chief Information Officer
Joseph J. Lombardi	41	Vice President and Controller
Michelle Smith	50	Vice President, Human Resources
Dennis J. Williams	49	Vice President and Director of Stores
Michael N. Rosen	62	Secretary

      Information with respect to executive officers of the Company who also are Directors is set forth in “Information Concerning the Directors and Nominees” above.

      Mitchell S. Klipper has been the Chief Operating Officer of the Company since February 2002. Prior to that, he was the President of Barnes & Noble Development, the group responsible for selecting, designing and constructing new store locations, and an Executive Vice President of the Company from December 1995 to February 2002. From March 1993 to December 1995, Mr. Klipper was President of Barnes & Noble Booksellers, Inc. (“B&N Booksellers”), a wholly owned subsidiary of the Company. Until September 1993, Mr. Klipper also was Chief Financial Officer of the Company, a position to which he was elected in September 1988. He was Vice President, Chief Financial Officer of B&N College from June 1986 to September 1988. Prior to June 1986, Mr. Klipper was an Audit Manager at the certified public accounting firm of KMG Main Hurdman.

      J. Alan Kahn has been the President of the Barnes & Noble Publishing Group since February 2002. Mr. Kahn was the Chief Operating Officer of the Company from December 1997 to February 2002. He was the Chief Executive Officer of B&N College from 1995 to 1997 and the Chief Operating Officer of B&N College from 1988 to 1995. Prior to that, he was Executive Vice President of B&N Trade and Mail Order from 1978 to 1988, and Vice President of Merchandising for B. Dalton from 1971 to 1978.

      Lawrence S. Zilavy joined the Company as Chief Financial Officer in June 2002. Prior to joining Barnes & Noble, Inc., Mr. Zilavy was Executive Vice President of IBJ Whitehall Bank and Trust Company from 1992 to 2001. Prior to that, he served as Vice President and Division Executive at the former Chase Manhattan Bank from 1990 to 1992. Mr. Zilavy is a member of the boards of Edrich Health Technologies, Inc. and The Hain Celestial Group, Inc. He is also a member of the St. Francis College Board of Trustees Development Committee in New York City.

      William F. Duffy has been the Executive Vice President of Distribution and Logistics since February 2002. Prior to that, he was Vice President, Operations, Fulfillment and Customer Service of Barnes & Noble.com from January 1999 to February 2002. Mr. Duffy was Vice President of Operations of Barnes & Noble.com since its inception in February 1997. He was also Chief Financial Officer of Barnes & Noble.com from its inception to January 1999 and a director of Barnes & Noble.com from its inception to October 1998. From April 1996 to January 1998, Mr. Duffy served as Vice President, Finance of the Company.

      Mary Ellen Keating joined the Company as Senior Vice President, Corporate Communications and Public Affairs in January 1998. Prior to that, she was an executive with Hill and Knowlton, Inc., a worldwide public relations firm, from 1991 to 1998, where she served as Executive Vice President and General Manager of Hill and Knowlton’s flagship New York Office.

      David S. Deason joined the Company in January 1990 as a Director of Real Estate and became Vice President of Barnes & Noble Development in January 1997. Prior to joining the Company, Mr. Deason was a Director of Real Estate for S&A Restaurant Corporation, a national restaurant chain. Mr. Deason serves as a board member of Creative Learning 4 Kids, a nonprofit educational charity which provides tutorial services and mentoring for children.

      Gary King joined the Company as Chief Information Officer in May 2002. Prior to that, Mr. King was Executive Vice President of Operations and Chief Technology Officer at Barnes & Noble.com from January 1999 to May 2002. Prior to joining Barnes & Noble.com, Mr. King was Vice President for global information technologies at Avon Products from January 1996 to December 1998. Mr. King serves on the advisory boards of Pace University School of Computer Science and Information Systems and Exceed Communications International.

      Joseph J. Lombardi joined the Company as Vice President and Controller in May 2002. Prior to joining the Company, Mr. Lombardi was Chief Financial Officer at The Museum Company Inc. from August 1999 to May 2002. From August 1995 through July 1999, he was the Vice President and Controller of Toys ‘R’ Us, Inc. Prior to that, he was a Partner at Ernst & Young LLP. Mr. Lombardi is a Certified Public Accountant.

      Michelle Smith became Vice President of Human Resources for the Company in November 1996. Ms. Smith joined the Company in September 1993 as Director of Human Resources. Prior to joining the Company, Ms. Smith was Vice President for Personnel Administration at Fortunoff’s from October 1992 to September 1993 and Director for Personnel Administration from March 1987 to October 1992. Prior to that, she held various personnel positions at TDK Electronics Corporation from January 1981 to March 1987. Ms. Smith is a member of the Society for Human Resource Management and serves on the Health and Employee Benefits Committee and Employment Law Committee of the National Retail Federation.

      Dennis J. Williams joined the Company as Vice President and Director of Stores in March 2003. Prior to joining the Company, Mr. Williams was Director of Operations for Bed Bath & Beyond from April 2002 to March 2003. Prior to that, he spent 14 years at Toys ‘R’ Us, joining as a District Manager in 1988 and rising through the ranks to become a Senior Vice President.

      The Company’s officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of March 31, 2003, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table contained in “Executive Compensation,” and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

	Shares
	Beneficially		Percent of Shares
Name and Address of Beneficial Owner	Owned(1)		Beneficially Owned(1)

Leonard Riggio	14,649,722	(2)(3)	22.0%
c/o Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011
Mellon Financial Corporation
One Mellon Center
Pittsburgh, Pennsylvania 15258	3,918,518	(4)	6.0%
Stephen Riggio	2,622,705	(2)(5)	3.9%
Mitchell S. Klipper	1,263,482	(6)	1.9%
J. Alan Kahn	619,535	(7)	*
Irene R. Miller	230,000	(6)	*
Matthew A. Berdon	117,000	(8)	*
William Dillard II	90,000	(6)	*
William Sheluck, Jr.	82,640	(9)	*
Michael N. Rosen	82,000	(10)	*
Margaret T. Monaco	66,000	(11)	*
Michael J. Del Giudice	25,000	(6)	*
David S. Deason	23,996	(6)	*
All directors and executive officers as a group (19 persons)	18,972,766	(12)	26.8%

*	Less than 1%.

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after March 31, 2003 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

(2)	On July 24, 2002, Leonard Riggio entered into an Agreement with Stephen Riggio which was approved by the Compensation Committee of the Company’s Board of Directors. The Agreement granted Stephen Riggio options to direct Leonard Riggio to exercise certain stock options held by Leonard Riggio covering 2,000,000 shares of the Company’s common stock. Upon any such exercise, Stephen Riggio would be entitled to the value of the underlying common stock over $18.72 per share for 1,318,750 shares and over $23.65 per share for 681,250 shares. Leonard Riggio would be entitled to the value of the common stock up to $18.72 and $23.65 (the fair market value of the stock at the date of the grant), respectively, less the per share exercise price. The Agreement was entered into in connection with Stephen Riggio’s succeeding Leonard Riggio as the Company’s Chief Executive Officer. Of these shares, 1,650,000 and 1,000,000 are included in the calculation of shares beneficially owned by Leonard Riggio and Stephen Riggio, respectively.

(3)	Includes (i) 2,652,334 shares owned by B&N College (Mr. Riggio owns all of the voting securities of B&N College), (ii) 1,761,500 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, and (iii) 1,668,750 shares issuable upon the exercise of stock options (1,650,000 of which are shared with Stephen Riggio discussed in Note (2) above). The shares of Common Stock owned by Mr. Riggio are, and in the future may be, pledged as collateral for certain loans, including loans which were used to purchase Common Stock. The failure of Mr. Riggio to repay such loans, together with any sale by the pledgees of the pledged common stock, could result in a change of control of the Company.

(4)	Mellon Financial Corporation (“Mellon”) shares voting power with respect to 335,465 of its shares, and dispositive power with respect to 235,446 of its shares. This information is based upon a Schedule 13G publicly filed by Mellon in January 2003.

(5)	All of these shares are issuable upon the exercise of stock options (1,000,000 of which are shared with Leonard Riggio as discussed in Note (2) above).

(6)	All of these shares are issuable upon the exercise of stock options.

(7)	Of these shares, 618,535 shares are issuable upon the exercise of options.

(8)	Of these shares, 70,000 are issuable upon the exercise of stock options. One thousand shares are owned by Mr. Berdon’s wife. Mr. Berdon disclaims any beneficial ownership of those shares.

(9)	Of these shares, 70,000 are issuable upon the exercise of stock options. Of the other 12,640 shares, Mr. Sheluck shares voting and dispositive power with respect to 8,000 of these shares with his wife, and the remaining 4,640 shares are owned by minor children of Mr. Sheluck.

(10)	Of these shares, 70,000 shares are issuable upon the exercise of stock options. Of the other 12,000 shares, 10,000 are owned by Mr. Rosen’s wife and 2,000 are owned by Mr. Rosen’s daughter. Mr. Rosen disclaims any beneficial ownership of these shares.

(11)	Of these shares, 60,000 are issuable upon the exercise of stock options.

(12)	Includes 5,913,154 shares issuable upon the exercise of stock options.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee of the Board of Directors are Mr. Berdon (Chairman), Mr. Sheluck and Ms. Monaco, none of whom is an officer or employee or former officer or employee of the Company, or an officer or employee of any company for which any officer of the Company serves as a member of their compensation committee or board of directors. See “Meetings and Committees of the Board — Compensation Committee.”

Executive Compensation

      The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers. The Company did not grant any restricted stock awards or free-standing stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

Summary Compensation Table

				Long-Term
				Compensation
	Fiscal Year			Awards
	Ended on	Annual Compensation		Securities
	or About			Underlying	All Other
Name and Principal Position	January 31	Salary	Bonus	Options/SARs	Compensation

Leonard Riggio	2003	$500,000	$150,000	$—	$3,671	(1)
Founder and Chairman of	2002	500,000	225,000	700,000	3,725	(2)
the Board	2001	500,000	300,000	—	—
Stephen Riggio	2003	627,885	162,500	— (3)	10,198	(4)
Vice Chairman and Chief	2002	—	—	—	—
Executive Officer	2001	—	—	—	—
Mitchell S. Klipper	2003	598,077	150,000	700,000	13,313	(5)
Chief Operating Officer	2002	500,000	225,000	6,250	11,731	(6)
	2001	500,000	300,000	16,600	12,605	(7)
J. Alan Kahn	2003	503,846	180,000	9,350	10,608	(8)
President of Barnes & Noble	2002	600,000	270,000	107,500	10,732	(9)
Publishing Group	2001	600,000	360,000	19,920	10,516	(10)
David S. Deason	2003	416,154	310,000	50,000	4,665	(11)
Vice President of Barnes & Noble	2002	400,000	230,000	5,000	911	(12)
Development	2001	355,769	140,000	11,620	12,026	(13)

(1)	Represents (a) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Riggio and (b) $3,437 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Riggio.

(2)	Represents (a) $288 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Riggio and (b) $3,437 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Riggio.

(3)	Does not include options with respect to 2,000,000 shares of the Company’s common stock granted by Mr. Leonard Riggio to Mr. Stephen Riggio discussed in Note 2 to the “Security Ownership of Certain Beneficial Owners and Management” section above.

(4)	Represents (a) $9,262 paid by the Company as a contribution to Mr. Stephen Riggio’s account under the Company’s 401(k) Savings Plan (“401(k) Plan”) and (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Stephen Riggio.

(5)	Represents (a) $9,108 paid by the Company as a contribution to Mr. Klipper’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

(6)	Represents (a) $8,400 paid by the Company as a contribution to Mr. Klipper’s account under the Company’s 401(k) Plan, (b) $1,152 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $2,179 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

(7)	Represents (a) $8,400 paid by the Company as a contribution to Mr. Klipper’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

(8)	Represents (a) $8,492 paid by the Company as a contribution to Mr. Kahn’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

(9)	Represents (a) $8,400 paid by the Company as a contribution to Mr. Kahn’s account under the Company’s 401(k) Plan, (b) $1,152 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

(10)	Represents (a) $8,400 paid by the Company as a contribution to Mr. Kahn’s account under the Company’s 401(k) Savings Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

(11)	Represents (a) $4,431 paid by the Company as a contribution to Mr. Deason’s account under the Company’s 401(k) Plan and (b) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

(12)	Represents (a) $623 paid by the Company as a contribution to Mr. Deason’s account under the Company’s 401(k) Plan and (b) $288 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

(13)	Represents (a) $11,792 paid by the Company as a contribution to Mr. Deason’s account under the Company’s 401(k) Plan and (b) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

      The following table sets forth certain information concerning options granted by the Company during the 52 weeks ended February 1, 2003 to the executive officers named in the Summary Compensation Table above. The Company did not grant any free-standing stock appreciation rights during the 52 weeks ended February 1, 2003.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants

		Percentage of
	Number of	Total
	Securities	Options/SARs			Present Value of
	Underlying	Granted to			Grant at Date of
	Options/SARs	Employees in	Exercise Price	Expiration	Grant Using the
Name	Granted	Fiscal 2002	Per Share	Date	Black-Scholes Model(1)

Leonard Riggio	—	—%	$—	—	$—
Stephen Riggio(2)	—	—%	—	—	—
Mitchell S. Klipper	275,000	12.60%	29.50	2/17/12	3,693,250
Mitchell S. Klipper	425,000	19.48%	18.72	2/17/12	3,510,500
J. Alan Kahn	9,350	0.43%	18.72	7/23/12	77,231
David S. Deason	50,000	2.29%	18.72	7/23/12	413,000

(1)	Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 40.0%, risk-free interest rate of 3.73% and an expected life of six years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company’s stock options.

(2)	Does not include options with respect to 2,000,000 shares of the Company’s common stock granted by Mr. Leonard Riggio to Mr. Stephen Riggio discussed in Note 2 to the “Security Ownership of Certain Beneficial Owners and Management” section above.

      The following table sets forth information concerning option exercises and the value of unexercised options as of February 1, 2003 for the executive officers named in the Summary Compensation Table above.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year End Option/SAR Values

			Number of Unexercised		Value of Unexercised
			Options/SARs		In-the-Money Options/SARs
	Shares		at February 1, 2003		at February 1, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Leonard Riggio	—	$—	1,493,750	525,000	$7,334,627	$—
Stephen Riggio(2)	—	—	2,952,966	1,006,225	12,148,798	—
Mitchell S. Klipper	—	—	1,051,544	719,213	4,710,779	5,395
J. Alan Kahn	—	—	580,455	156,160	3,237	6,474
David S. Deason	—	—	18,035	68,866	1,888	3,776

(1)	Based on the $17.40 per share closing price of the Common Stock on January 31, 2003, the last trading date of fiscal 2002.

(2)	Includes options with respect to 2,000,000 shares of the Company’s common stock granted by Mr. Leonard Riggio to Mr. Stephen Riggio discussed in Note 2 to the “Security Ownership of Certain Beneficial Owners and Management” section above.

Employees’ Retirement Plan

      As of December 31, 1999, substantially all employees of the Company were covered under the Company’s Employees’ Retirement Plan (the “Retirement Plan”). The Retirement Plan is a defined benefit pension plan. As of January 1, 2000, the Retirement Plan was amended so that employees no longer earn benefits for subsequent service. Subsequent service continues to be the basis for vesting of benefits not yet vested at December 31, 1999 and the Retirement Plan will continue to hold assets and pay benefits. The amendment was treated as a curtailment in fiscal 1999.

      A participant’s annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant’s average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant’s years of credited service, plus (ii) 1.3% of the participant’s average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant’s years of credited service. A participant’s maximum benefit is limited pursuant to Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), to $130,000 for 1999, indexed annually. Compensation recognized is limited to $160,000 based upon the Retirement Plan.

      Credited years of service under the Retirement Plan as of February 2, 2002 for the individuals named in the Summary Compensation Table above are: Stephen Riggio — 12 years; Mitchell S. Klipper — 11 years; J. Alan Kahn — 2 years; and David S. Deason — 10 years. Leonard Riggio is not a participant.

      The following table illustrates the maximum annual amounts payable at age 65 under the Retirement Plan, based on various levels of highest average annual salary and years of credited service:

	Years of Credited Service

Assumed Highest Average Salary	15	20	25	30	35

$125,000	21,135	28,180	35,225	42,270	49,315
$150,000	26,010	34,680	43,350	52,020	60,690
$160,000 and above(1)	27,960	37,280	46,600	55,920	65,240

(1)	The benefits shown corresponding to this compensation reflect the compensation limit under Section 401(a)(17) of the Code. A participant’s compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1994 through 1996. A participant’s compensation in excess of $160,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1997 through 1999. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved.

Employment Agreements

      Stephen Riggio entered into a new employment agreement expiring in 2005 in connection with his being named Chief Executive Officer in February 2002. The agreement provides for a minimum annual salary of $650,000, and an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. The agreement also provides for life and long-term disability insurance, a car allowance and a two-year post-employment, non-competition agreement. The agreement also provides for lump sum severance payments equal to two years’ salary, bonus and benefits in the event his employment terminates involuntarily without Cause (as defined), and equal to three years’ salary, bonus and benefits in the event his employment terminates involuntarily (or voluntarily for Good Cause, as defined) within two years following a change in control of the Company. The agreement renews annually upon expiration, unless terminated by either party on 12 months prior notice.

      Mitchell S. Klipper entered into a new employment agreement expiring in 2005 in connection with his promotion to Chief Operating Officer in February 2002. The agreement provides for a minimum annual salary of $600,000, and an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. The agreement also provides for life and long-term disability insurance, a car allowance and a two-year post-employment, non-competition agreement. The agreement also provides for grants of options to purchase 800,000 shares of Common Stock (but not exceeding 700,000 in any calendar year) at exercise prices not exceeding the fair market value of the Common Stock on the date of the employment agreement. The agreement also provides for lump sum severance payments equal to two years’ salary, bonus and benefits in the event his employment terminates involuntarily without Cause (as defined), and equal to three years’ salary, bonus and benefits in the event his employment terminates involuntarily (or voluntarily for Good Cause, as defined) within two years following a change in control of the Company. The agreement renews annually upon expiration, unless terminated by either party on 12 months prior notice.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive officer compensation program is administered by the Compensation Committee of the Board of Directors, consisting of the three non-employee directors listed below. The program is based upon the following guiding principles:

1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

      The Compensation Committee reviews the Company’s executive compensation program each year. This review includes a comparison of the Company’s executive compensation, corporate performance, stock appreciation and total return to the stockholders with that of other companies, including other retailers.

      The key elements of the Company’s executive compensation package consist of base salary, annual bonus and stock options. The Company’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including pension, insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s chief executive officer.

      Base Salaries. An executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

      Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for senior executive officers of the Company are based upon annual net earnings of the Company and are determined pursuant to the Barnes & Noble, Inc. Supplemental Compensation Plan (the “Supplemental Compensation Plan”), which was approved by the Company’s shareholders at their annual meeting on May 31, 1995.

      The Supplemental Compensation Plan provides that senior executive officers designated by the Compensation Committee are entitled to a cash bonus in accordance with a sliding scale formula based on the extent to which a pre-established earnings-per-share target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a target earnings-per-share (the “Target”), the attainment of which is substantially uncertain. The Target which is established for each fiscal year must exceed the earnings-per-share for the immediately previous fiscal year. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

      Each participating executive officer is entitled to receive a cash bonus based on a percentage of his or her base salary for the fiscal year (“Base Salary”) as follows:

Then the Amount of
If Actual Earnings-Per-Share are:	the Cash Bonus is:

Less than 80% of Target	None
80% or more but less than 91% of Target	30% of Base Salary
91% or more but less than 100% of Target	45% of Base Salary
100% or more but less than 109% of Target	60% of Base Salary
109% or more but less than 118% of Target	70% of Base Salary
118% or more of Target	80% of Base Salary

      Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $900,000 with respect to any fiscal year. In addition, no participating executive officer is entitled to receive any bonus under the Supplemental Compensation Plan with respect to any fiscal year unless the Company’s actual earnings-per-share for such fiscal year (subject to adjustment as provided above) exceeds earnings-per-share for the prior fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained.

      Leonard Riggio, Stephen Riggio, Mitchell S. Klipper, J. Alan Kahn and Lawrence S. Zilavy are the senior executive officers of the Company currently participating in the Supplemental Compensation Plan.

      Stock Options. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option grants, the Compensation Committee has based its decision on the individual’s performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

      Compensation of Chief Executive Officer. Stephen Riggio’s compensation is determined pursuant to the principles noted above, including a bonus as determined by the Supplemental Compensation Plan. Specific consideration is given to Mr. Riggio’s responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

      Impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a Compensation Committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the Compensation Committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company has implemented the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines.

Compensation Committee

Matthew A. Berdon, Chairman
Margaret T. Monaco
William Sheluck, Jr.

PERFORMANCE GRAPH

      The following table compares the cumulative total stockholder return on the Common Stock for the period commencing January 30, 1998 through January 31, 2003 (the last trading date of fiscal 2002) with the cumulative total return on the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Dow Jones Retailers, Other Specialty Industry Group Index (the “Dow Jones Specialty Retailers Index”) over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock, the S&P 500 and the Dow Jones Specialty Retailers Index on January 30, 1998 and (ii) reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company believes that the transactions and agreements discussed below (including renewals of any existing agreements) between the Company and its affiliates are at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors and the Audit Committee are designated to approve in advance any new proposed transaction or agreement with affiliates and will utilize procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law.

      The Company leases space for its executive offices in properties in which Leonard Riggio has a minority interest. The space was rented at an aggregate annual rent including real estate taxes of approximately $4,043,000, $3,966,000 and $3,378,000 in fiscal years 2002, 2001 and 2000, respectively. Rent per square foot is approximately $28.00, which is below market.

      The Company leases a 75,000-square-foot office/warehouse from a partnership in which Leonard Riggio has a 50 percent interest, pursuant to a lease expiring in 2023. Pursuant to such lease, the Company paid $752,000, $490,000 and $648,000 in fiscal years 2001, 2000 and 1999, respectively.

      The Company leases retail space in a building in which Barnes & Noble College Bookstores, Inc. (B&N College), a company owned by Leonard Riggio, subleases space for its executive offices from the Company. Occupancy costs allocated by the Company to B&N College for this space totaled $771,000, $748,000 and $709,000 for fiscal years 2002, 2001 and 2000, respectively. The amount paid by B&N College to the Company approximates the cost per square foot paid by the Company to its unaffiliated third-party landlord.

      The Company subleased warehouse space from Barnes & Noble.com in Reno, Nevada. The Company paid Barnes & Noble.com $279,000, $1,838,000 and $1,401,000 for such subleased space during fiscal 2002, 2001 and 2000, respectively. Additionally, in January 2001, the Company purchased $6,186,000 of warehouse equipment (valued at original cost) from Barnes & Noble.com’s Reno warehouse. In January 2002, Barnes & Noble.com determined it could not effectively utilize the full capacity of the Reno, Nevada distribution center. As a result, Barnes & Noble.com’s Board of Directors approved the transfer of the Reno warehouse lease and the sale of inventory located in Reno to the Company. The Company purchased the inventory from Barnes & Noble.com at cost for $9,877,000. In addition, the Company spent $1,755,000 to refurbish the facility. The Company’s Board of Directors also approved the Company’s assumption of the lease, which expires in 2010, and the hiring of all of the employees at the Reno facility. The Reno lease assignment and the transfer of the Reno facility to the Company was completed in April 2002. The Company intends to use the Reno facility to facilitate distribution to its current and future West Coast stores. In connection with the transition, Barnes & Noble.com agreed to pay one-half of the rent for the Reno facility through December 31, 2002. Barnes & Noble.com paid $905,000 in relation to these expenses for fiscal year 2002.

      The Company subleases to Barnes & Noble.com approximately one-third of a 300,000-square-foot warehouse facility located in New Jersey. The Company has received from Barnes & Noble.com $498,000, $479,000 and $489,000 for such subleased space during fiscal 2002, 2001 and 2000, respectively. The amount paid by Barnes & Noble.com to the Company approximates the cost per square foot paid by the Company as a tenant pursuant to the lease of the space from an unaffiliated third party.

      The Company has entered into an agreement (the Supply Agreement) with Barnes & Noble.com whereby the Company charges Barnes & Noble.com the costs associated with such purchases plus incremental overhead incurred by the Company in connection with providing such inventory. The Supply Agreement is subject to certain termination provisions. Barnes & Noble.com purchased $108,269,000, $119,290,000 and $110,462,000 of merchandise from the Company during fiscal 2002, 2001 and 2000, respectively, and Barnes & Noble.com expects to source purchases through the Company in the future.

      The Company has entered into agreements whereby Barnes & Noble.com receives various services from the Company, including, among others, services for payroll processing, benefits administration, insurance (property, casualty, medical, dental, life, etc.), tax, traffic, fulfillment and telecommunications. In accordance with the terms of such agreements, the Company has received, and expects to continue to receive, fees in an amount equal to the direct costs plus incremental expenses associated with providing such services. The

Company received $3,453,000, $5,465,000 and $1,699,000 for such services during fiscal 2002, 2001 and 2000, respectively.

      The aggregate receivable (which is historically settled within 60 days) from Barnes & Noble.com in connection with the agreements described above was $55,174,000 and $47,204,000 as of February 1, 2003 and February 2, 2002, respectively.

      The Company and Barnes & Noble.com commenced a marketing program in November 2000, whereby a customer purchases a “Readers’ AdvantageTM card” for an annual membership fee of $25.00 which is non-refundable after the first 30 days of the membership term. With this card, customers can receive discounts of 10 percent on all Company purchases and 5 percent on all Barnes & Noble.com purchases. The Company and Barnes & Noble.com have agreed to share the expenses, net of revenue from the sale of the cards, related to this program in proportion to the discounts customers receive on purchases with each company.

      In 2002, the Company through its wholly owned subsidiary, Marketing Services (Minnesota) Corp., entered into an agreement with Barnes & Noble.com for marketing services, which includes the issuance of gift cards. Under this agreement, the Company paid Barnes & Noble.com $5,273,000 during fiscal 2002, which represents reimbursement for gift cards purchased in a Barnes & Noble store and redeemed on the Barnes & Noble.com Web site.

      Barnes & Noble.com, through its fulfillment centers, ships various customer orders for the Company to its retail stores as well as to the Company’s customers’ homes. Barnes & Noble.com charges the Company the costs associated with such shipments plus any incremental overhead incurred by Barnes & Noble.com to process these orders. The Company paid Barnes & Noble.com $1,746,000, $1,030,000 and $222,000 for shipping and handling during fiscal 2002, 2001 and 2000, respectively. In addition, during fiscal 2001, the Company and Barnes & Noble.com reached an agreement whereby the Company pays a commission on all items ordered by customers at the Company’s stores and shipped directly to customers’ homes by Barnes & Noble.com. Commissions paid for these sales were $1,547,000 and $359,000 during fiscal 2002 and 2001, respectively.

      The Company paid B&N College certain operating costs B&N College incurred on the Company’s behalf. These charges are included in the accompanying consolidated statements of operations and approximated $219,000, $188,000 and $264,000 for fiscal 2002, 2001 and 2000, respectively. B&N College purchased inventory, at cost plus an incremental fee, of $44,944,000, $41,452,000 and $17,198,000 from the Company during fiscal 2002, 2001 and 2000, respectively. The Company charged B&N College $2,064,000, $1,517,000 and $1,331,000 for fiscal years 2002, 2001 and 2000, respectively, for capital expenditures, business insurance and other operating costs incurred on its behalf.

      The Company uses a jet aircraft owned by B&N College and pays for the costs and expenses of operating the aircraft based upon the Company’s usage. Such costs which include fuel, insurance, personnel and other costs approximated $1,872,000, $2,228,000 and $2,401,000 during fiscal 2002, 2001 and 2000, respectively, and are included in the accompanying consolidated statements of operations.

      In fiscal 1999, the Company acquired Babbage’s Etc., one of the nation’s largest video-game and entertainment-software specialty retailers, a company majority owned by Leonard Riggio, for $208,670,000. An independent Special Committee of the Board of Directors negotiated and approved the acquisition on behalf of the Company. The Company made an additional payment of $9,665,000 in fiscal 2002 due to certain financial performance targets having been met during fiscal 2001. In fiscal 2000, the Company acquired Funco, Inc. through a corporate restructuring, Babbage’s Etc. became a wholly owned subsidiary of Funco, Inc. and the name of Funco, Inc. was changed to GameStop, Inc. In fiscal 2002, the Company completed an initial public offering of its GameStop subsidiary. The Company retained an approximate 63 percent interest in GameStop.

      GameStop operates departments within some of the Company’s bookstores. GameStop pays a license fee to the Company in an amount equal to 7 percent of the gross sales of such departments. The Company charged GameStop a license fee of $1,103,000 in fiscal 2002.

      GameStop participates in the Company’s worker’s compensation, property and general liability insurance programs. The costs incurred by the Company under these programs are allocated to GameStop based upon GameStop’s total payroll expense, property and equipment, and insurance claim history. During fiscal 2002, these charges amounted to $1,726,000.

      In fiscal 2001, Barnes & Noble.com and GameStop entered into an agreement whereby Barnes & Noble.com’s Web site refers customers to the GameStop Web site for purchases of video-game hardware, software and accessories and PC-entertainment software. GameStop pays Barnes & Noble.com a referral fee based on its net sales revenue from certain eligible purchases made by customers as a result of the redirection from the Barnes & Noble.com Web site. Either party may terminate the agreement on 60 days’ notice. Commissions were $14,000 and $89,000 for fiscal years 2002 and 2001, respectively.

      The Company is provided with national freight distribution, including trucking, services by the LTA Group, Inc. (LTA), a company in which a brother of Leonard Riggio owns a 20 percent interest. The Company paid LTA $18,509,000, $17,746,000 and $16,661,000 for such services during fiscal years 2002, 2001 and 2000, respectively. The Company believes the cost of freight delivered to the stores compares favorably to the prices charged by publishers and other third-party freight distributors.

      Since 1993, the Company has used AEC One Stop Group, Inc. (AEC) as its primary music and DVD/video supplier and to provide a music and video database. AEC is one of the largest wholesale distributors of music and DVD/videos in the United States. In 1999, AEC’s parent corporation was acquired by an investor group in which Leonard Riggio was a minority investor. The Company paid AEC $246,409,000, $169,879,000 and $160,788,000 for merchandise purchased during fiscal 2002, 2001 and 2000, respectively. In addition, the Company paid AEC $7,736,000, $2,554,000 and $527,000 for database equipment and services during fiscal 2002, 2001 and 2000, respectively. Amounts payable to AEC for merchandise purchased were $21,967,000 and $51,121,000 as of February 1, 2003 and February 2, 2002, respectively.

      Michael N. Rosen, the Secretary and a Director of the Company, is the Chairman of the New York office of Bryan Cave LLP, which law firm represents the Company.

Independent Accountants

      The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as independent accountants for the Company.

      The independent accountants examine annual financial statements and provide other non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether other non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

      Audit Fees. For fiscal 2002, the Company paid BDO Seidman $668,430 for professional services rendered for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”). Of the $668,430, GameStop paid $275,750 for audit fees related to their financial statements. In fiscal 2002, the Company also paid BDO Seidman $369,790 ($335,155 of which was paid by GameStop) for assistance with the review of other documents filed with the SEC. For fiscal 2001, the Company paid BDO Seidman $491,825 for professional services rendered for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC. Also in fiscal 2001, the Company paid BDO Seidman $578,750 for review of filings and documents in connection with transactions (including GameStop’s initial public offering and the Company’s registration of convertible subordinated notes).

      Audit-Related Fees. In fiscal 2002, the Company paid $307,744 ($63,974 of which was paid by GameStop) for services including employee benefit plan audits ($50,500), due diligence related to acquisitions ($56,855), internal control reviews ($78,550) and consultation concerning financial accounting and reporting standards ($121,839). In fiscal 2001, the Company paid BDO Seidman $17,500 in connection with employee benefit plan audits.

      Tax Fees. The Company paid BDO Seidman $883,500 ($23,440 of which was paid by GameStop) in fiscal 2002. In fiscal 2001, the Company paid BDO Seidman $75,158. Tax fees included professional services rendered for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE REPORT

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with them their independence from the Company and its management.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003 for filing with the SEC.

Audit Committee

William Sheluck, Jr., Chairman
Matthew A. Berdon
Michael J. Del Giudice

RATIFICATION OF APPOINTMENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

PROPOSAL 2

      The Board of Directors has appointed the firm of BDO Seidman, which firm was engaged as independent certified public accountants for the fiscal year ended February 1, 2003, to audit the financial statements of the Company for the fiscal year ending January 31, 2004. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, Directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

      To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors and greater than 10-percent stockholders were complied with, except that William Sheluck, Jr., a Director, filed a late Form 4 with respect to one stock option exercise and concurrent sale of the underlying shares.

OTHER MATTERS

      The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

      Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

      Financial and Other Information. The Company’s Annual Report for the fiscal year ended February 1, 2003, including financial statements, is being sent to stockholders together with this Proxy Statement.

      Stockholder Proposals. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2003 must be received by the Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than December 24, 2003.

      In addition, the Company’s By-Laws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders or to propose business for consideration at such meeting, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (1) in the case of nominating a person for election to the Board of Directors, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being a nominee and to serving as a director if elected; and (2) in the case of proposing business for consideration, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

      STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

LEONARD RIGGIO
Chairman

April 23, 2003

BARNES & NOBLE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Leonard Riggio and Stephen Riggio, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. held of record by the undersigned on April 16, 2003, at the Annual Meeting of Stockholders to be held on June 4, 2003, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES AND “FOR” PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued, and to be signed and dated on the reverse side.)

BARNES & NOBLE, INC. P.O. BOX 11280 NEW YORK, N.Y. 10203-0280

Ú    DETACH PROXY CARD HERE    Ú

Please Mark, Sign, Date and Return this Proxy Card Promptly	☒
Using the Enclosed Envelope	Votes MUST be indicated
(x) in Black or Blue ink

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees: William Dillard II, Irene R. Miller and Michael N. Rosen
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent certified public accountants of the Company for the fiscal year ending January 31, 2004.	☐	☐	☐

To change your address, please mark this box	☐
To include any comments, please mark this box	☐

     SCAN LINE

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here